Exhibit 24.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (commission file No. 333-28571), and on Form S-8 (commission file No. 333-33374), of our reports dated February 16, 2001 with respect to the consolidated financial statements and financial statement schedule of Appliance Recycling Centers of America, Inc., and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 30, 2000 and to the reference to our Firm under the heading "Experts" in the related prospectus.




                             McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
November 20, 2001